Exhibit 5.1

September 22, 2009

Standex International Corporation

6 Manor Parkway

Salem, NH 03079

Ladies and Gentlemen:

Re:

Registration Statement on Form S-3

We have acted as counsel for Standex International Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 22, 2009 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $100,000,000 in aggregate offering price of securities for sale which securities may be sold by the Company from time to time as set forth in the base prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement other than as to (i) the enforceability of the Agreements, the Debt Securities, the Warrants, the Purchase Contracts, the Rights and the Units (each as herein defined) and (ii) the validity of the shares of the Common Stock (as herein defined).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the Prospectus. The Prospectus provides that it will be supplemented in the future by one or more Prospectus Supplements. The Registration Statement registers the offering by the Company of (i) shares of common stock, par value $1.50 per share (the "Common Stock"), of the Company, (ii) one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the "Debt Securities"), (iii) warrants to purchase Common Stock or Debt Securities (the "Warrants"), (iv) purchase contracts covering the purchase of Common Stock, Rights, Debt Securities or Warrants (the "Purchase Contracts"), (v) rights to purchase shares of Common Stock (the "Rights"), and (vi) units comprised of two or more of the foregoing (the "Units").  The shares of Common Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units plus any additional shares of Common Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in

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September 22, 2009

connection with the offering contemplated by the Registration Statement are collectively referred to herein as the "Securities."

Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or into other securities. The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee (the "Trustee") in the form included as Exhibit 4.1 to the Registration Statement, as such indenture may be supplemented from time to time (the "Indenture").  The Warrants may be issued under one or more warrant agreements (each, a "Warrant Agreement") by and between the Company and a bank, trust company or other financial institution to be identified therein as warrant agent (each, a "Warrant Agent").  The Rights may be issued under one or more rights agreements (each, a "Rights Agreement") by and between the Company and a bank, trust company or other financial institution to be identified therein as rights agent.  The Purchase Contracts may be issued under one or more related purchase contract agreements (each a "Purchase Contract Agreement") and the Units may be issued under one or more related unit agreements (each, a "Unit Agreement"), in each case by and between the Company and the agent named therein.  The Indenture, the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements are herein collectively called the "Agreements."

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.  As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others.  We have not independently verified such factual matters.

In expressing our opinions below, we have assumed, with your consent, that:

(a)

the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Securities Act and will comply with all applicable laws;

(b)

the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

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September 22, 2009

(c)

no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)

a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e)

the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company;

(f)

the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(g)

the Indenture, as executed and delivered, will comply in all applicable respects with the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations promulgated thereunder, and the Indenture will have been duly qualified under the Trust Indenture Act prior to the offering and sale of Debt Securities;

(h)

the Securities offered and sold and the terms of the Indenture, as executed and delivered, do not and will not violate any applicable law or the organizational documents of the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(i)

the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered and to execute and deliver the Indenture;

(j)

the Securities offered and sold and the terms of the Indenture, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(k)

a definitive purchase, underwriting or similar agreement (each a "Purchase Agreement") with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

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September 22, 2009

(l)

any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code or applicable state law relating to preferences and fraudulent transfers and obligations); (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion as to (i) the waiver of rights or defenses contained in Section 4.4 of the Indenture, (ii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (iii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (v) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (vi) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (vii) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (viii) any provision requiring the payment of interest on interest, (ix) the creation, validity, attachment, perfection, or priority of any lien or security interest, (x) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (xi) waivers of broadly or vaguely stated rights, (xii) provisions for exclusivity, election or cumulation of rights or remedies, (xiii) provisions authorizing or validating conclusive or discretionary determinations, (xiv) grants of setoff rights, (xv) proxies, powers and trusts, (xvi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xvii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xviii) compliance with any usury laws, (xix) the severability, if invalid, of provisions to the foregoing

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September 22, 2009

effect, (xx) the securities or "Blue Sky" laws of any state to the offer or sale of the Securities and (xxi) the antifraud provisions of the securities or other laws of any jurisdiction.

To the extent that the obligations of the Company under the Debt Securities may be dependent upon such matters, we have assumed for purposes, with your consent, that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Trustee has and will have the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture, (iii) the Trustee is and will be duly qualified to engage in the activities contemplated by the Indenture, (iv) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes and will constitute the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms, and (v) the Trustee is and will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

We have also assumed, with your consent, that: (i) the resolutions of the Company's board of directors or officers' certificate establishing the terms thereof, will be governed by the applicable internal laws of the State of Delaware; (ii) the Debt Securities and the Agreements (including any supplemental indenture related to the Indenture) will be governed by the internal laws of the State of New York; (iii) each of the Agreements will be duly authorized, executed and delivered by the parties thereto; (iv) each of the Agreements will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (v) the status of each of the Agreements as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

The Company has the authority pursuant to its Restated Certificate of Incorporation, as amended, to issue up to an aggregate of 60,000,000 shares of Common Stock. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (with such shares, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 60,000,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in

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September 22, 2009

accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.

When (a) a Warrant Agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Warrant Agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such Warrant Agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

When (a) a Purchase Contract Agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Purchase Contract Agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Purchase Contracts have been duly established in accordance with such Purchase Contract Agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Purchase Contracts), and (c) the related Purchase Contracts have been duly executed, issued and delivered against payment therefor in accordance with such Purchase Contract Agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities underlying the Purchase Contracts), such Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

When (a) a Rights Agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such Rights Agreement) and duly executed and delivered by the

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September 22, 2009

Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such Rights Agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), (c) the shares of Common Stock underlying such Rights have been deposited with the applicable rights agent, and (d) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such Rights Agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs this opinion letter with respect to our opinion regarding the Common Stock underlying the Rights), such Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.

When (a) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (b) the Debt Securities and any required amendment or supplement to the Indenture have been duly established in accordance with the Indenture and all applicable law by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed, issued and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture (as so amended or supplemented), the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Securities into or for which such Debt Securities may be convertible, exchangeable or redeemable), such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.

When (a) a Unit Agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the execution and delivery of such Unit Agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such Unit Agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and (c) the Units have been duly executed, issued and delivered against payment therefor in accordance with such Unit Agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding

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September 22, 2009

the Securities underlying the Units), such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States federal law, the General Corporation Law of the State of Delaware (the "DGCL"), applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution, and with respect to the Debt Securities, the Warrants, the Purchase Contracts, the Rights and the Units constituting valid and legally binding obligations of the Company, the laws of the State of New York.

We hereby consent to the use of our name beneath the caption "Legal Matters" in the prospectus forming part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto.  In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Yours very truly,

REINHART BOERNER VAN DEUREN s.c.

BY          /s/ Benjamin G. Lombard

Benjamin G. Lombard

REINHART\2744508